Exhibit 23.7

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Amendment No. 1 to Form S-1/S-4 of our report dated 27 February 2010 relating to the consolidated financial statements of Lion/Stove Luxemboug Investment 2 S. à.r.l, which is incorporated by reference in Diamond Foods Inc.’s Current Report on Form 8-K dated 13 April 2010. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Norwich, United Kingdom

August 4, 2011